UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

AMERICAN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)
Delaware     001-35257     27-0855785

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1614 15th Street, Suite 300 Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)

Registrant’s telephone number, including area code: (720) 457-6060

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On December 17, 2013, the Partnership, American Midstream, LLC (the “LLC”), Bank of America, N.A. as administrative agent, and the lenders party thereto entered into the Fifth Amendment (the “Fifth Amendment”) to the LLC’s and American Midstream Partners, LP’s (the “Partnership’’) Credit Agreement (the “Credit Agreement”). The Fifth Amendment amends the Credit Agreement to, among other things, reflect the acquisition by the LLC of Blackwater Midstream Holdings LLC (“Blackwater Holdings”) and its subsidiaries pursuant to the Agreement and Plan of Merger dated as of December 10, 2013 by and among AL Blackwater LLC, Blackwater Midstream Holdings, LLC, the Partnership and Blackwater Merger Sub LLC (the “Blackwater Transaction”). In particular, with respect to the Blackwater Transaction, the Fifth Amendment (i) revised the definition of the term “Consolidated EBITDA,” which is used in the calculation of certain financial covenants in the Credit Agreement, to specify how the Consolidated EBITDA of Blackwater Holdings and its subsidiaries prior to the closing of the Blackwater Transaction would be used to calculate Consolidated EBITDA through the quarter ended on June 30, 2014; (ii) provided that although the Credit Agreement would otherwise require it, Blackwater Maryland LLC (“Blackwater Maryland”), a subsidiary of Blackwater Holdings, would not be required to deliver any mortgages or deeds of trust on any property of Blackwater Maryland, but that Blackwater Maryland would not grant to any other party any liens on its real property other than liens otherwise permitted by the Credit Agreement; (iii) permitted certain third-party liens to exist on property of Blackwater New Orleans, L.L.C, a subsidiary of Blackwater Holdings; (iv) provided that no more than $20,000,000 of borrowings under the Credit Agreement could be used for the payment of the purchase price in connection with the Blackwater Transaction; and (v) required the Partnership and the LLC to perform certain covenants after the effective date of the Fifth Amendment to ensure that Blackwater Holdings and its subsidiaries become guarantors of the obligations of the Partnership and the LLC under the Credit Agreement and that they secure their obligations and those of the Partnership and the LLC under the Credit Agreement with the assets of Blackwater Holdings and its subsidiaries. In addition, the Fifth Amendment (a) revised certain provisions of the Credit Agreement to provide for the calculation of successor or alternative interest rates if LIBOR were to become unavailable, could not be calculated or would not adequately and fairly reflect to the cost to the lenders of funding Eurodollar rate loans, (b) deleted the requirement in the Credit Agreement that the LLC and Partnership provide monthly financial reports to the Administrative Agent and (c) provided that the Partnership and the LLC deliver to the Administrative Agent quarterly reports regarding the volume of hydrocarbons transported in its interstate pipelines and in intrastate pipelines and the volume processed in the processing plants of the Partnership, the LLC and each subsidiary of the LLC, rather than being required to deliver such reports only when the Partnership’s and its subsidiaries’ consolidated total leverage ratio exceeded 4.00 to 1.00. Finally, the Fifth Amendment waived any prior noncompliance by the Partnership and the LLC with their obligations to deliver the monthly financial statements and hydrocarbon reports described immediately above.

The description of the Fifth Amendment contained in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Completion of Blackwater Acquisition

On December 17, 2013, the Partnership completed the acquisition of Blackwater Midstream Holdings, LLC (“Blackwater”), a developer and operator of petroleum, agricultural, and chemical liquid terminal storage facilities (the “Blackwater Acquisition”). In connection with the Blackwater Acquisition, the Partnership paid to AL Blackwater, LLC, a Delaware limited liability company, an affiliate of ArcLight Capital Partners, LLC (“ArcLight”) and its affiliates and management of Blackwater consideration of $60 million, plus capital expenditure and other purchase price adjustments. $55.4 million of the consideration was financed with the net proceeds from the Partnership’s recent equity offering, $3 million was financed by the issuance of an aggregate of 125,000 common units (the “Common Units”) representing limited partnership interests in the Partnership, and the remaining amount was paid with borrowings under the Partnership’s existing credit facilities. The Common Units were issued to accredited investors in a private placement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder.

ArcLight is an affiliate of High Point Infrastructure Partners, LLC, which owns a 90% interest in American Midstream GP, LLC, the Partnership’s general partner. Accordingly, the conflicts committee of the general partner’s Board of Directors approved the Merger Agreement and the transactions contemplated thereby. The conflicts committee, a committee of independent members of the general partner’s Board of Directors, retained independent legal and financial advisors to assist it in evaluating the Blackwater Acquisition merger agreement and the transactions contemplated thereby.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the issuance of the Common Units set forth in Item 2.01 is incorporated in its entirety herein by reference.

Item 7.01 Regulation FD Disclosure.

The Partnership issued a press release on December 17, 2013 announcing the completion of the Blackwater Acquisition. A copy of the press release is being furnished and is attached as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference. In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The audited consolidated balance sheets as of March 31, 2013 and 2012, the audited consolidated statements of operations, statement of changes in stockholder's and members' equity and statement of cash flows for the two years ended March 31, 2013 of Blackwater, the related notes thereto, and report of independent registered public accounting firm related thereto with respect to audited financial statements, are filed as Exhibit 99.2 to the Partnership’s Current Report on Form 8-K filed December 10, 2013, and are incorporated herein by reference.

The unaudited consolidated balance sheets as of September 30, 2013, the unaudited consolidated statement of operations for the three and six months ended September 30, 2013 and 2012, and the unaudited statement of changes in stockholder's and member's equity and statement of cash flows for the six months ended September 30, 2013 of Blackwater, the related notes thereto, are filed as Exhibit 99.3 to the Partnership’s Current Report on Form 8-K filed December 10, 2013, and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The Partnership’s unaudited pro forma condensed consolidated balance sheet as of September 30, 2013, and unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2013 and the year ended December 31, 2012 and the related notes thereto, are furnished as Exhibit 99.4 to the Partnership’s Current Report on Form 8-K filed December 10, 2013, and are incorporated herein by reference.

(c) Not applicable

(d) Exhibits.

See “Index to Exhibits” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP

	By:	American Midstream GP, LLC,
its General Partner

Date: December 19, 2013	By:	/s/ Daniel C. Campbell
	Name:	Daniel C. Campbell
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Fifth Amendment to Credit Agreement between American Midstream Partners, LP and Bank of America, N.A. dated December 17, 2013
99.1	American Midstream Partners, LP press release dated December 17, 2013
99.2*
The Audited consolidated balance sheets as of March 31, 2013 and 2012, the audited consolidated statements of operations, statement of changes in stockholder's and member's equity and statement of cash flows for the two years ended March 31, 2013 of Blackwater, the related notes thereto, and report of independent registered public accounting firm related thereto with respect to audited financial statements (incorporated by reference to the Exhibit 99.2 to the Partnership’s Current Report on Form 8-K filed December 10, 2013)

99.3*
The Unaudited consolidated balance sheets as of September 30, 2013, the unaudited consolidated statement of operations for the three and six months ended September 30, 2013 and 2012, the statement of changes in stockholder's and members' equity and statement of cash flows for the six months ended September 30, 2013 and 2012 of Blackwater, the related notes thereto (incorporated by reference to the Exhibit 99.3 to the Partnership’s Current Report on Form 8-K filed December 10, 2013)

99.4*
Unaudited pro forma condensed consolidated balance sheet of American Midstream Partners, LP as of September 30, 2013, and unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2013 and the year ended December 31, 2012 and the related notes thereto (incorporated by reference to the Exhibit 99.4 to the Partnership’s Current Report on Form 8-K filed December 10, 2013)

* previously filed